As filed with the Securities and Exchange Commission on May 18, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gentherm Incorporated

(Exact name of registrant as specified in its charter)

Michigan	95-4318554
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

21680 Haggerty Road, Northville, MI	48167
(Address of principal executive offices)	(Zip code)

GENTHERM INCORPORATED

2023 EQUITY INCENTIVE PLAN

(Full title of the plan)

Phillip Eyler

President and Chief Executive Officer

Gentherm Incorporated

21680 Haggerty Road

Northville, MI 48167

(248) 504-0500

(Name and address and telephone number, including area code, of agent for service)

Copies to:

Wayne Kauffman, Esq. Senior Vice President, General Counsel and Secretary Gentherm Incorporated 21680 Haggerty Road Northville, MI 48167 (248) 504-0500	Michael S. Ben, Esq. Honigman LLP 2290 First National Building 660 Woodward Ave. Detroit, Michigan 48226-3506 (313) 465-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

EXPLANATORY NOTE

On May 18, 2023, at the 2023 Annual Meeting of Shareholders of Gentherm Incorporated, a Michigan corporation (the “Registrant”), the Registrant’s shareholders approved the Gentherm Incorporated 2023 Equity Incentive Plan (the “2023 Plan”), which the Registrant’s Board of Directors (the “Board”) had previously approved, subject to such shareholder approval. The 2023 Plan permits the issuance of a maximum of: (i) 3,730,000 shares of the Registrant’s common stock, no par value per share (the “Common Stock”), which are reserved for issuance under the 2023 Plan and (ii) shares of common stock subject to outstanding equity awards under the Gentherm Incorporated 2013 Equity Incentive Plan (the “2013 Plan”) that, after the effective date of the 2023 Plan, are forfeited, surrendered, terminated (other than by exercise), cancelled, lapsed or reacquired by the Company prior to vesting, without the delivery of any shares of common stock, and otherwise comply with the recycling provisions of the 2013 Equity Plan and 2023 Equity Plan. As of the date of shareholder approval of the 2023 Plan, all awards will be made under the 2023 Plan and no additional awards will be made under the 2013 Plan; provided, however, the terms and conditions of any outstanding awards granted under the 2013 Plan will not be affected.

The Registrant is filing this Registration Statement to register under the Securities Act of 1933, as amended (the “Securities Act”) the offer and sale of 3,730,000 shares of Common Stock pursuant to the 2023 Plan. This Registration Statement does not register the Outstanding Shares, each of which were previously registered by the Registrant on the following Registration Statements: Registration Statement No. 333-189442 filed with the U.S. Securities and Exchange Commission (the “Commission”) on June  19, 2013, Registration Statement No. 333-218155 filed with the Commission on May  22, 2017 and Registration Statement No. 333-245646 filed with the Commission on August 13, 2020 (collectively, the “Prior Registration Statements”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference.

The following documents filed with the Commission by the Registrant also are hereby incorporated herein by reference:

(a)

the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on February 24, 2023 (including information specifically incorporated by reference therein from the Registrant’s Proxy Statement filed with the Commission on April 6, 2023);

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Commission on April 27, 2023;

(c)	the Registrant’s Current Reports on Form 8-K filed with the Commission on January 6, 2023, January 20, 2023, January 31, 2023 and May 18, 2023; and

(d)

the description of the Registrant’s Common Stock under the caption “Description of Securities” on pages 37 through 38 of the Prospectus included in the Registrant’s registration statement on Form SB-2 (File No. 33-61702-LA) effective June 10, 1993, as filed with the Commission pursuant to the Securities Act and incorporated by reference into the Registrant’s initial registration statement on Form 8-A filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as amended by the description of the Common Stock contained in Exhibit 4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, and as further amended by any subsequent amendment or report filed for the purpose of updating such description.

In addition, all documents the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of this Registration Statement, and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, are incorporated herein by reference and are a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Second Amended and Restated Articles of Incorporation (the “Articles”) authorize the Registrant to indemnify officers, employees or agents of the Registrant to the fullest extent permitted by the Michigan Business Corporation Act (the “MBCA”) or any other applicable laws. The Registrant’s Amended and Restated Bylaws (the “Bylaws”) require the Registrant, to the maximum extent permitted by the MBCA, to indemnify each of its officers and directors against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding arising by reason of the fact that any such person is or was an agent of the Registrant, provided that generally such indemnification rights for proceedings initiated by any such person will only be available if such proceedings were authorized by the Board. The Bylaws authorize the Registrant to provide such other indemnification to directors, officers, employees and agents as permitted by law and authorized by the Board. For purposes of the Bylaws, an “agent” of the Registrant includes any person who is or was a director or officer of the Registrant; or a director or officer of the Registrant that is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a predecessor corporation of the Registrant or of another enterprise at the request of such predecessor corporation.

The Articles provide that, to the full extent permitted by the MBCA, or any other applicable laws presently or hereafter in effect, no director of the Registrant will be personally liable to Registrant or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Registrant.

Under Sections 561-571 of the MBCA, directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if the statutory standard (defined below) is met. In particular, Section 561 of the MBCA provides that a Michigan corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding (provided that generally the director did not (i) receive a financial benefit to which he was not entitled, (ii) intentionally inflict harm on the corporation or its shareholders, (iii) violate Section 551 of the MBCA relating to loans, dividends and distributions, or (iv) intentionally commit a criminal act, collectively, the “statutory standard”), and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. In addition, Section 562 of the MBCA provides that a Michigan corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit if the statutory standard is met. The MBCA does not permit indemnification for a claim, issue or matter in which the person has been found liable to the corporation unless application for indemnification is made to, and ordered by, the court conducting the proceeding or another court of competent jurisdiction.

Section 563 of the MBCA provides that a director or officer who has been successful on the merits or otherwise in defense of an action, suit or proceeding referred to in Sections 561 and 562 of the MBCA, or in defense of a claim, issue, or matter in any such action, suit, or proceeding, shall be indemnified by the corporation against actual and reasonable expenses, including attorneys’ fees, incurred by him or her in connection with the action, suit or proceeding, and any action, suit, or proceeding brought to enforce this mandatory indemnification.

The foregoing statements are subject to the detailed provisions of the MBCA, the Articles and the Bylaws.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Second Amended and Restated Articles of Incorporation of Gentherm Incorporated, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 5, 2018

4.2	Amended and Restated Bylaws of Gentherm Incorporated, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 26, 2016

4.3	Gentherm Incorporated 2023 Equity Incentive Plan, incorporated herein by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 6, 2023

5.1*	Opinion of Honigman LLP

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Honigman LLP (included in its opinion filed as Exhibit 5.1 to this Registration Statement)

24*	Power of Attorney (included after the signature of the Registrant contained in this Registration Statement)

107*	Filing Fee Table

*	Filed herewith

Item 9.	Undertakings.

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northville, State of Michigan, on May 18, 2023.

GENTHERM INCORPORATED

By:	/s/ PHILLIP EYLER
Phillip Eyler
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Phillip Eyler, Matteo Anversa and Wayne Kauffman as his or her true and lawful attorneys-in-fact and agents with full power of substitution, severally, for him or her in any and all capacities, to sign the Registration Statement on Form S-8 of Gentherm Incorporated, and any or all amendments (including post-effective amendments thereto), which relates to the registration and issuance of the Common Stock pursuant to the Gentherm Incorporated 2023 Equity Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ PHILLIP EYLER	Director, President	May 18, 2023
Phillip Eyler	and Chief Executive Officer (Principal Executive Officer)

/s/ MATTEO ANVERSA	Executive Vice President, Chief Financial Officer and Treasurer	May 18, 2023
Matteo Anversa	(Principal Financial Officer)

/s/ NICHOLAS BREISACHER	Chief Accounting Officer	May 18, 2023
Nicholas Breisacher	(Principal Accounting Officer)

/s/ RONALD HUNDZINSKI	Director, Chairman of the Board	May 18, 2023
Ronald Hundzinski

/s/ SOPHIE DESORMIÈRE	Director	May 18, 2023
Sophie Desormière

/s/ DAVID HEINZMANN	Director	May 18, 2023
David Heinzmann

/s/ CHARLES KUMMETH	Director	May 18, 2023
Charles Kummeth

/s/ BETSY METER	Director	May 18, 2023
Betsy Meter

/s/ BYRON SHAW II	Director	May 18, 2023
Byron Shaw II

/s/ JOHN STACEY	Director	May 18, 2023
John Stacey

[SIGNATURE PAGE TO S-8 REGISTRATION STATEMENT]